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                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

    We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 (No. 333-51790) of our report dated February 23, 2001 relating to the consolidated financial statements and financial statement schedule of Genzyme Corporation; of our report dated February 23, 2001, except for Note T, as to which the date is March 16, 2001, relating to the combined financial statements of Genzyme General; of our report dated February 23, 2001, except for Note S, as to which the date is March 16, 2001, relating to the combined financial statements of Genzyme Biosurgery; and of our report dated February 23, 2001 relating to the combined financial statements of Genzyme Molecular Oncology, which appear in Genzyme Corporation's Annual Report on
Form 10-K for the year ended December 31, 2000. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Boston, Massachusetts
May 23, 2001